                                                                   EXHIBIT 10.27

                       EXECUTIVE STOCK OPTION AGREEMENT



     This Stock Option Agreement (the "Agreement") dated as of June 17, 1995, is entered into between YES Clothing Co., a California corporation ("Company"), and Georges Marciano ("Optionee"). Reference is made to that certain Employment Agreement of even date herewith between the Company and Optionee (the "Employment Agreement").

     1. GRANT OF OPTION. The Company hereby grants to Optionee the option ("Option") to purchase upon, and subject to, the terms and conditions set forth herein, all or any part of Two Million (2,000,000) shares of Company's common stock ("Common Stock") at a price of $1.25 per share. The Option granted hereunder is not intended to qualify as an "Incentive Stock Option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

     2. TERM AND EXERCISABILITY. The term of the Option granted hereunder shall commence as of the date hereof and shall terminate on the tenth anniversary hereof, unless sooner terminated in accordance with the provisions set forth herein. Subject to Section 7, the Option shall vest and be exercisable as follows:

           (a) 41,667 Options will vest on the first day of each month from July 1995 through May 1999;

           (b)   an additional 41,651 Options will vest on June 1, 1999.

     3.    EXERCISE OF OPTION.

           3.1 NOTICE. The Option shall be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with the full purchase price of the applicable shares (i) in cash or by certified or cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness owed by the Company to the Optionee, (iii) by delivery of Common Stock of the Company already owned by, and in the possession of the Optionee, (iv) if authorized by the Board of Directors of the Company, by a promissory note made by the Optionee in favor of the Company, subject to terms and conditions determined by the Board of Directors of the Company, secured by the Common Stock issuable upon exercise of the Option, and in compliance with all applicable federal and state laws, (v) by any combination thereof, or (vi) in such other manner as the Board of Directors of Company may specify. If the Option is being exercised by any person(s) other than Optionee, notice shall be accompanied by proof, satisfactory to counsel for the Company, of the right of the applicable person(s) to exercise the Option. Not less than one thousand (1000) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under the Option and in no event may the Option be exercised with respect to fractional shares.

           3.2 WITHHOLDING TAX. Optionee may not exercise all or any portion of the Option granted hereunder unless and until Optionee shall have made all arrangements which the Company and its counsel shall deem necessary to satisfy the Company's federal and state income tax withholding obligations, including paying to the Company the amount of any taxes which the Company may be required to withhold with respect thereto.

     4. NONTRANSFERABILITY; DISABILITY OR DEATH OF OPTIONEE. The Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable only by Optionee during his lifetime. After death, the persons to whom Optionee's rights under the Option shall have passed by order of a court of competent jurisdiction, by will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate, shall have the right to exercise the Option, pursuant to the terms of this Agreement.

     5. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall have no rights as a stockholder with respect to the Common Stock until the date of issuance of stock certificates to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date the stock certificates are issued.

     6. HOLDING OF STOCK AFTER EXERCISE OF OPTION. At the discretion of the Company, the Company may at any time require that Optionee, or any person acquiring shares upon exercise of the Option, by accepting this Option, represents and agrees that none of the shares acquired upon exercise of this Option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and Optionee, or the person entitled to exercise the same, shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company and its counsel, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 by such person. A legend to the foregoing effect shall be placed upon any shares received upon exercise of this Option.

     7. TERMINATION OF EMPLOYMENT/VESTING. Any portion of this Option not then vested shall be cancelled at such time as Optionee is neither an employee of the Company nor a member of the Board of Directors of the Company. In the event of termination, any Options previously vested may be exercised for a period of 90 days thereafter.

     8.    ADJUSTMENTS.

           8.1 If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which all or any portion of this Option may be exercised hereunder. Any such adjustment in the outstanding shares under this Option shall be made without change to the aggregate purchase price applicable to the unexercised portion of the Option but with a corresponding adjustment in the purchase price for each share covered by the Option.

           8.2 This Agreement shall terminate and any portion of the Option granted hereunder not then vested (or not vested due to the events set forth below) shall be cancelled upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property or more than eighty percent of the then outstanding stock of the Company to another corporation.

           8.3 Notwithstanding the foregoing, the Board of Directors of the Company may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combination): (i) for the Option to become immediately exercisable; (ii) for the assumption by the successor corporation of the Option or the substitution by such corporation for the Option or new stock options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (iii) for the continuance of the Option by such successor corporation in which event the Option granted hereunder shall continue in the manner and under the terms so provided.

           8.4 Adjustments under this Section 8 shall be made by the Board of Directors of the Company, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued hereunder on any such adjustment.

     9. NOTICES. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its President at its main office, and any notice to Optionee shall be addressed to Optionee's address on file with the Company or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed enveloped and addressed as stated above, and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States government. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Company by personal delivery to its President.

     Please confirm your agreement to the foregoing by signing below where indicated.

                                    Yes Clothing Co. a California corporation



                                    By:   /s/ Guy Anthome
                                          -----------------------------------
                                          Guy Anthome

                                    Its:  President
                                          -----------------------------------

AGREED AND ACCEPTED:


/s/ Georges Marciano
- ------------------------------------
Georges Marciano